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                                                                 EXHIBIT 5.1
                          [DYKEMA GOSSETT LETTERHEAD]




                                 July 11, 1997


   Syntel, Inc.
   Suite 400
   2800 Livernois
   Troy, Michigan 48083

                     Re:     Registration Statement on Form S-1
                             Registration No. 333-28655
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   Ladies and Gentlemen:

        We have acted as counsel for Syntel, Inc., a Michigan corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-1 (Reg. No. 333-28655) (the "Registration Statement") relating to the offering of up to 3,450,000 shares of the Company's Common Stock, $1.00 par value (the "Shares"), consisting of 3,000,000 shares of Common Stock to be purchased by underwriters on a "firm commitment" basis and up to 450,000 shares of Common Stock which such underwriters may purchase to cover over-allotments.

        In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment were necessary or appropriate to enable us to render the opinions expressed below.

        Based upon the foregoing, we are of the opinion that:

        (1) The Company has been duly incorporated and is in good standing under the laws of the State of Michigan.

        (2) The Shares to which the Registration Statement relates have been duly authorized for issuance and, when issued and sold in the manner specified in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.


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[DYKEMA GOSSETT PLLC LETTERHEAD]

Syntel, Inc.
July 11, 1997
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        We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                        Very truly yours,

                                        DYKEMA GOSSETT PLLC



                                        D. Richard McDonald